PICK Communications Corp.
Wayne Interchange Plaza II
155 Route 46 West, Third Floor
Wayne, NJ 07470
Phone:  201 912 PICK (7425)
Fax:    201 812-4181


                                 April 27, 1998




Mr. Luis Arias
Blackstone Calling Card, Inc.
Second Floor
7900 N. W. 36th Street
Miami, Florida 33166

Dear Mr. Arias:

Reference is made to the Distributor Agreement between PICK, Inc.
("PICK") and Blackstone Calling Card, Inc. ("Distributor") dated
February 11, 1998.

Pursuant to Paragraph 13 of the referenced Agreement, PICK and Distributor hereby agree to make the following addition in the Agreement:

         14. The parties hereby agree that any dispute between them shall be resolved by binding arbitration conducted in Miami, Dade County, Florida utilizing the American Arbitration Association. The proceeding shall be governed by the Commercial Arbitration Rules of the American Arbitration Association; provided, however, the parties stipulate and agree that they will fully cooperate and take such actions as are necessary to allow each party to conduct full discovery as provided for by the Rules of Civil Procedure for the United States District Court, including but not limited to Rules 26 through 37. Either party may commence an action in a court of competent jurisdiction in Miami, Dade County, Florida for the purpose of obtaining and enforcing the rights to discovery as provided for in this Agreement.

If the foregoing has your approval, please sign in the space provided below and return one copy to my attention.

                                               Sincerely,

                                               PICK, INC.



                                               By: /s/  Diego Lieva
                                                   ---------------------------
                                                   Diego Lieva, President
Accepted and Agreed:

Blackstone Calling Card, Inc.



By: /s/ Luis Arias
   ------------------------------
   Luis Arias, President